                                                             EXHIBIT (h)(54)

                              E*TRADE Group, Inc.

                    No Transaction Fee Mutual Fund Offering

                     RETAIL SHAREHOLDER SERVICES AGREEMENT


     This Agreement is made as of October 1, 1999, among E*TRADE Group, Inc. ("E*TRADE"), a Delaware corporation, The RBB Fund, Inc. on behalf of its portfolios advised by Boston Partners Asset Management, L.P. ("Fund"), a Maryland corporation registered under the Investment Company Act of 1940, as amended (the "1940 Act") as an open-end management investment company, and Provident Distributors, Inc., a Delaware corporation registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and which serves as principal underwriter to Fund pursuant to an agreement dated June 25, 1999 and Boston Partners Asset Management, L.P., a Delaware limited partnership (together with Provident Distributors, Inc., "Fund Affiliates") (Fund and Fund Affiliates are collectively referred to as "Fund Parties").

     WHEREAS, Fund Parties wish to engage E*TRADE to perform certain record-keeping, shareholder communication, and other shareholder administrative services for Fund's shareholders; and

     WHEREAS, E*TRADE agrees to perform such services on the terms and conditions set forth in this Agreement;

     Now, therefore, in consideration of the foregoing and the mutual promises set forth below, E*TRADE and Fund Parties agree, intending to be legally bound hereby, as follows:


1    SERVICES

     E*TRADE shall perform such services for Fund Parties as are designated in Schedule A to this Agreement ("Services"), as such Schedule A may from time to time be amended, such amendments to be evidenced by the signature thereto by a duly authorized representative of each of the Parties.

2    COMPENSATION

     In consideration for the Services rendered by E*TRADE pursuant to this Agreement, the Fund Parties shall pay a fee to E*TRADE as shall be calculated pursuant to Schedule B to this Agreement. Both Fund and Fund Affiliate shall be severally liable for such compensation in the proportions designated on Schedule D.

3    TRANSACTION CHARGES

     E*TRADE shall not assess against any of its customers any fee for executing any purchase or sale order where such order involves the securities of Fund. Notwithstanding this provision, E*TRADE shall have the right to assess against customers a fee for executing a purchase or sale order where the customer has held such position for less than ninety (90) days, or where E*TRADE provides the customer with a service that is not contemplated by this Agreement.

4          INDEMNIFICATION

     (a) Fund Parties agree to indemnify, defend and hold E*TRADE, its officers, directors, employees, agents, and affiliates free and harmless from and against (i) any and all claims, demands, liabilities and expenses, including legal expenses, which E*TRADE, its officers, directors, employees, agents, and affiliates may incur arising out of or based upon any untrue statement, or alleged untrue statement, of material fact contained in any registration statement, prospectus, statement of additional information, sales material, or other information provided by Fund, or based upon any omission, or alleged omission, to state a material fact required to be stated to make the statements contained therein not misleading, except to the extent that E*TRADE has itself produced such materials; (ii) any breach by either Fund or Fund Affiliate of any representation, warranty or provision contained herein, or (iii) any willful misconduct or gross negligence by Fund or Fund Affiliate in the performance of, or failure to perform, its respective obligations under this Agreement, except to the extent that such claims, liabilities or expenses are caused by E*TRADE's breach of this Agreement or willful misconduct or gross negligence in the performance, or failure to perform, their respective obligations under this Agreement. This section 4(a) shall survive termination of this Agreement.

     (b) E*TRADE agrees to indemnify, defend and hold harmless Fund Parties, their officers, directors, employees, agents, and affiliates free and harmless from and against any and all claims, demands, liabilities and expenses, including legal expenses, which Fund Parties, their officers, directors, employees, agents, and affiliates may incur arising out of or based upon (i) any untrue statement, or alleged untrue statement, of material fact contained in any advertising or sales literature prepared by E*TRADE without reliance upon information provided by either Fund Parties or an unaffiliated mutual fund rating or statistical information agency; (ii) any breach by E*TRADE of any representation, warranty or provision contained herein, or (iii) any willful misconduct or gross negligence by E*TRADE in the performance of, or failure to perform, its obligations under this Agreement, except to the extent that such claims, liabilities or expenses are caused by Fund Parties' breach of this Agreement or willful misconduct or gross negligence in the performance, or failure to perform, their respective obligations under this Agreement. This section 4(b) shall survive termination of this Agreement.

No party hereto shall be liable for any special, consequential or incidental damages.

5         ROLE OF E*TRADE

          The parties acknowledge and agree that the Services performed by E*TRADE pursuant to this Agreement are not the services of an underwriter or principal underwriter of Fund within the meaning of the 1940 Act or the Securities Act of 1933, as amended. This Agreement does not grant E*TRADE any right to purchase shares from Fund; neither does it preclude E*TRADE's ability to purchase shares from Fund. E*TRADE shall not be deemed to be an agent of Fund Parties or of Fund for the purposes of selling Fund's shares to any dealer or the public. To the extent that E*TRADE is involved in the purchase of shares of any Fund by E*TRADE's customers, such involvement will be as agent of such customer only.

6         INFORMATION TO BE PROVIDED

          Fund parties shall provide to E*TRADE prior to the effectiveness of this Agreement or as soon thereafter as is reasonably practicable:

          (a) Certified resolutions of the board of directors or board of trustees, as applicable, of Fund Parties authorizing the execution of this Agreement and the performance by the Fund Party pursuant to this Agreement; and

          (b) Two (2) written copies of each current prospectus and statement of additional information relating to any of Fund's shares which may be purchased by customers of E*TRADE. Fund Parties agree to submit to E*TRADE two
(2) written copies of any amendment or supplement to or any updated version of such prospectus(es) and statement(s) of additional information no later than the effective date of such amendment, supplement or updated version.


7         TERMINATION OF AGREEMENT

          This Agreement is terminable, without penalty, at any time upon ninety
(90) days' notice by E*TRADE to Fund and Fund Affiliate or by Fund and Fund Affiliate to E*TRADE. Termination of this Agreement shall terminate E*TRADE's obligations to perform the Services, as of the effective date of the termination, and shall terminate Fund Parties' obligations to pay any compensation hereunder, as of the effective date of the termination. Notwithstanding any provision herein to the contrary, Fund Parties' obligations pursuant to this Agreement shall not be terminated with respect to any transactions in Fund's shares commenced prior to the effective date of the termination of this Agreement.

8         NOTICES

          All notices and other communications will be duly given if mailed, telegraphed, telexed, or transmitted by similar telecommunications device to the addresses designated on Schedule C hereto.

9         NON-EXCLUSIVITY

          Each Party to this Agreement may enter into agreements similar to this Agreement with other parties for the performance of services similar to those to be provided under this Agreement, unless otherwise agreed to in writing by the Parties.

10        JURISDICTION AND NON-ASSIGNABILITY

          This Agreement will be construed in accordance with the laws of the State of California and is non-assignable by the parties hereto. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

11        FUND PORTFOLIOS AND CLASSES

          The portfolios, series and classes of shares of Fund to which this Agreement shall apply are designated in Schedule C hereto.

12        EXHIBITS AND SCHEDULES

          Schedules A, B, C and D, which are attached hereto, are each a part of and is incorporated by reference into this Agreement. This Agreement shall not be deemed to be complete absent such Schedules A, B, C or D.

13        ENTIRE AGREEMENT; SEVERABILITY

          Each Party recognizes the existence of a Dealer Agreement between Fund and E*TRADE, dated ____, or a Fund/SERV Agreement between Fund Affiliate and E*TRADE, dated ____, as supplemented by a Supplemental Agreement Regarding Networking, dated _____ ("Other Agreements"). To the extent of any inconsistency or conflict between the provisions of this Agreement and any provision of the Other Agreements, such provision of the Other Agreements shall govern, and the provision of this Agreement shall be null and void. Except as specified in this
Section 13, however, this Agreement shall supersede any existing agreements between the parties containing general terms and conditions for retail shareholder services. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

14        REPRESENTATIONS OF THE PARTIES

          Each Party represents and warrants to each other Party that (i) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) the person signing this Agreement on its behalf is duly authorized to do so, (iii) it has obtained all authorizations of any governmental body required in connection with this Agreement and such authorizations are in full force and effect and (iv) the execution, delivery and performance of this Agreement will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected.

15        COUNTERPARTS

          This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together shall constitute one and the same instrument.

          In witness whereof, each Party has executed this Agreement by a duly authorized representative of such Party.


THE RBB FUND, INC.                     PROVIDENT DISTRIBUTORS, INC.
---------------------------------      ------------------------------------
(Name of Fund Company)                 (Name of Fund Affiliate)

By: /s/ Edward J. Roach                By: /s/ Philip H. Rinnander
    -----------------------------          --------------------------------

Name:  Edward J. Roach                 Name:  Philip H. Rinnander
       --------------------------           -------------------------------

Title:  President and Treasurer        Title:  President
        -------------------------             -----------------------------

Date: September 22, 1999               Date: October 5, 1999
      ---------------------------            ------------------------------


BOSTON PARTNERS                        By: /s/ Brian Murray
                                          ---------------------------------
 ASSET MANAGEMENT, L.P.                 E*TRADE Group, Inc.


By:  BOSTON PARTNERS, INC.
       its General Partner


By: /s/ William J. Kelly
    -------------------------
    Title:  Treasurer

                                  SCHEDULE A

                                   Services


     1.   RECORD MAINTENANCE

          E*TRADE shall maintain the following records with respect to a Fund for each customer who holds Fund shares in an E*TRADE brokerage account:

          a.  Number and class of shares;

          b. Date, price and amount of purchases and redemptions (including dividend reinvestments) and dates and amounts of dividends paid for at least the current year to date;

          c. Name and address of the customer, including zip codes and social security numbers or taxpayer identification numbers; and information regarding withholdings

          d.  Records of distributions and dividend payments;

          e.  Any transfers of shares; and

          f.  Overall control records.

     2    SHAREHOLDER COMMUNICATIONS

          E*TRADE shall:

          a. Provide to an approved shareholder mailing agent for the purpose of providing certain Fund-related materials the names and addresses of all E*TRADE customers who hold shares of such Fund in their E*TRADE brokerage accounts. The shareholder mailing agent shall be a person or entity with whom the Fund has arranged for the distribution of certain Fund-related material in accordance with the Fund/SERV Agreement. The Fund-related materials shall consist of updated prospectuses and any supplements and amendments thereto, annual and other periodic reports, proxy or information statements and other appropriate shareholder communications. In the alternative, in accordance with the Fund/SERV Agreement, E*TRADE may distribute the Fund-related materials to its customers.

          b. Deliver current Fund prospectuses and statements of additional information and annual and other periodic reports upon customer request and, as applicable, with confirmation statements;

          c. Deliver statements to customers on a monthly basis (or, as to accounts in which there has been no activity in a particular month, no less frequently than quarterly) showing, among other things, the number of shares of each Fund owned by such customer and the net asset value of such Fund as of a recent date;

          d. Produce and provide to customers confirmation statements reflecting purchases and redemptions of shares of each Fund in E*TRADE brokerage accounts;

          e. Respond to customer inquiries regarding, among other things, share prices, account balances, dividend amounts and dividend payment dates; and

     3.   TRANSACTIONAL SERVICES

          E*TRADE shall communicate, as to shares of each Fund, purchase, redemption and exchange orders reflecting the orders it receives from its customers. E*TRADE shall also communicate, as to shares of each Fund, mergers, splits and other reorganization activities.

     4.   TAX INFORMATION RETURNS AND REPORTS

          E*TRADE shall prepare and file with the appropriate governmental agencies, such information, returns and reports as are required to be so filed for reporting (i) dividends and other distributions made, (ii) amounts withheld on dividends and other distributions and payments under applicable federal and state laws, rules and regulations, and (iii) gross proceeds of sales transactions as required.

     5.   FUND COMMUNICATIONS

          E*TRADE shall, on a monthly basis and for each Fund, report the number of shares on which the Fee is to be paid pursuant to this Agreement. Such summaries shall be expressed in both shares and dollar amounts.

                                  SCHEDULE B

                              Calculation of Fee

The Fee shall be calculated by multiplying the Daily Value of Qualifying Shares by the appropriate Fee Rate (indicated below). The Fee shall be paid monthly in arrears.

The Daily Value of Qualifying Shares is the aggregate daily value of all shares of the Fund held in E*TRADE brokerage accounts, subject to the following exclusions. There shall be excluded from the shares: (i) shares as to which a brokerage customer paid E*TRADE a transaction fee upon the purchase of such shares; (ii) shares held in an E*TRADE brokerage account prior to the effective date of this Agreement as to the Fund; and, (iii) shares first held in an E*TRADE brokerage account after the termination of this Agreement as to the Fund.

The Fee Rate is determined based on the aggregate value of the Qualifying Shares of all Funds listed on Schedule C, as amended from time to time, as of the prior review date. The review dates are December 31, and June 30. The Fee Rate is effective from the next business day following the review date up to and including the next review date. The Fee Rates are as follows:

     Up to and including $750 million             35 basis points

     Over $750 million and up to
     And including $1.5 billion                   30 basis points

     Over $1.5 billion                            25 basis points

Note: The rate scale is not intended to produce a "blended rate." Rather, once a threshold is reached, the rate applicable to the total amount of assets will be used for all assets.

For purposes of this exhibit, the daily value of the shares of each Fund will be the net asset value reported by such Fund to the National Association of Securities Dealers, Inc. Automated Quotation System. No adjustments will be made to the net asset values to correct errors in the net asset values so reported for any day unless such error is corrected and the corrected net asset value per share is reported to E*TRADE before 5 o'clock p.m., Palo Alto time, on the first business day after the day to which the error relates.

As soon as is possible after the end of the month, E*TRADE shall provide to the Fund Parties an invoice for the amount of the Fee due for each Fund. In the calculation of such Fee, E*TRADE's records shall govern unless an error can be shown in the number of shares used in such calculation.

Fund Parties shall pay E*TRADE the Fee within thirty (30) days after the Fund Parties receipt of such statement. Such payment shall be by wire transfer, unless the amount thereof is less than $250.00. Such wire transfers shall be separate from wire transfers of redemption proceeds or other distributions. Amounts less than $250.00 may be paid, at Fund Parties' discretion, by check.

                                  Schedule C

                          Fund Portfolios and Classes

Fund Name/Class:                             Cusip/Ticker Symbol:
----------------                             --------------------

Boston Partners Bond Fund                    _________________________
---------------------------------------
Boston Partners Market Neutral Fund          _________________________
---------------------------------------
Boston Partners Long-Short Equity Fund       _________________________
---------------------------------------
Boston Partners Large Cap Value Fund         _________________________
---------------------------------------
Boston Partners Mid Cap Value Fund           _________________________
---------------------------------------
Boston Partners Micro Cap Value Fund         _________________________
---------------------------------------

Asterisk indicates that Fund is a "No-Load" or "No-Sales Charge" Fund as defined in Section 26 of the NASD's Rules of Fair Practice.


The RBB Fund, Inc.                           Provident Distributors, Inc.
---------------------------------------      ------------------------------
(Name of Fund Company)                       (Name of Fund Affiliate)

400 Bellevue Parkway                         Four Falls Corporate Center
---------------------------------------      ------------------------------
(Address)                                    (Address)

Wilmington, DE 19809                         West Conshohocken, PA 19428
---------------------------------------      ------------------------------

By: /s/ Edward J. Roach                      By: /s/ Philip H. Rinnander
    -----------------------------------          --------------------------

Name: Edward J. Roach                        Name:  Philip H. Rinnander
      ---------------------------------             -----------------------

Title:  President and Treasurer              Title: President
       --------------------------------             -----------------------

Date:  September 22, 1999                    Date:  October 22, 1999
       --------------------------------             -----------------------


BOSTON PARTNERS                              By: /s/ Brian Murray
                                                 --------------------------
 ASSET MANAGEMENT, L.P.                          E*TRADE Group, Inc.

By:  BOSTON PARTNERS, INC.                   Date: October 5, 1999
                                                   ------------------------
     its General Partner
288 State Street
Boston, MA 02109


By:  /s/ William J. Kelly
     ----------------------------------

Name:  William J. Kelly
       --------------------------------

Title:  Treasurer
        -------------------------------

Date:  September 30, 1999
       --------------------------------

                                  Schedule D

                                Payment of Fee

                                                     Over
                                      Up to and     $750MM
                                      Including   and under    Over
                                       $750 MM     $1.5 BB    $1.5BB
Adviser:
                                         .14%         .9%      .4%
                                         ---          --       --

Fund Company:

12b-1/Provident Distributors, Inc.       .21%        .21%     .21%
                                         ---          --       --

Fee Rate Percentage Per
Annum of Average Daily
Value of Fund Shares                    0.35%       0.30%    0.25%

The RBB Fund, Inc.                      Provident Distributors, Inc.
----------------------------------      -----------------------------------
(Name of Fund Company)                  (Name of Fund Affiliate)

By: /s/ Edward J. Roach                 By: /s/ Philip H. Rinnander
    ------------------------------          -------------------------------

Name: Edward J. Roach                   Name: Philip H. Rinnander
      ----------------------------            -----------------------------

Title: President and Treasurer          Title: President
       ---------------------------             ----------------------------

Date:  September 21, 1999               Date:  September 22, 1999
       ---------------------------             ----------------------------


BOSTON PARTNERS
 ASSET MANAGEMENT, L.P.

By:  BOSTON PARTNERS, INC.
     its General Partner


By:  /s/ William J. Kelly
     -----------------------------
     Title:  Treasurer